EXHIBIT 99.6a1a

                               AMENDED SCHEDULE A

                          EATON VANCE MUNICIPALS TRUST
                         AMENDED DISTRIBUTION AGREEMENT
                                 (CLASSIC FUNDS)

                           EFFECTIVE: FEBRUARY 1, 1996

Name of Fund                               Inception Date of Original Agreement


EV Classic California Municipals Fund*     November 22, 1993/January 27, 1995
EV Classic Connecticut Municipals Fund     November 29, 1993
EV Classic Florida Municipals Fund         November 22, 1993
EV Classic National Municipals Fund        November 22, 1993
EV Classic New Jersey Municipals Fund      November 22, 1993
EV Classic New York Municipals Fund        November 22, 1993
EV Classic Pennsylvania Municipals Fund    November 22, 1993
EV Classic Rhode Island Municipals Fund    November 29, 1993



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*This fund is a successor in operations to a fund which was reorganized, effective October 1, 1995, and the outstanding uncovered distribution charges of the predecessor fund were assumed by the above fund.